Exhibit 2(N)(ii)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Senior Income Fund

We consent to the use of our report dated April 24, 2014, incorporated herein by reference, to Voya Senior Income Fund (formerly, ING Senior Income Fund), and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

June 24, 2014